MICRO INTERCONNECT TECHNOLOGY, INC.
            COMMON STOCK SUBSCRIPTION AGREEMENT

  The shares of common stock, (The "Shares") of Micro Interconnect Technology, Inc., a Nevada Corporation (The "Company"), purchased pursuant to this agreement have a par value of $.001 and have been authorized by incorporation of the Company and are subject under the laws of Nevada.

  1. Subscription. The Undersigned Subscriber, who having expended time and effort in incorporating this Company is desirous of becoming a shareholder of the Company and agrees to be legally bound hereby, does subscribe for and agrees to purchase 1,000,000 shares of the Company's Common Stock at a purchase price of $.001 per Share (i.e. a total purchase price of $10,000). The Undersigned Subscriber herewith must tender payment in such amount, on or before March 31, 1998.This transaction shall be completed upon the execution hereof by both parties and the delivery of good funds to the Company. The Company shall issue the shares as soon as practicable thereafter.

  2. Representations and Warranties of Subscriber. To induce the company to accept this subscription, the Undersigned Subscriber hereby represents and warrants to the Company:

     A. The Undersigned has had access to the books and records of the Company, and is fully familiar with and understands their contents; it acknowledges that it has had the opportunity to ask questions of and receive answers from the management and from the authorized representatives of the Company concerning the Company and to obtain any additional information necessary to verify the accuracy of the information furnished; has read carefully this Subscription Agreement; and has based the Undersigned's investment decision on such information as is described above and supplied herein.

     B. The Undersigned understands and acknowledges the following:

       1. The Shares are being offered and sold under the applicable exemption from securities registration as provided by the states the securities are sold in.

       2. The Undersigned also understands and agrees that stop transfer instructions relating to the securities will be placed in the Company's stock transfer ledger, and that the certificates evidencing the securities sold will bear the legend in substantially the following form:

       "No sale, offer to sell, or transfer of the shares represented by this certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such shares is then in effect or an exemption from the registration requirements of said act is then in fact applicable to said shares."

     C. The Undersigned recognizes any investment in the Company involves substantial risk factors.

     D. The Undersigned has adequate financial means of providing for its current needs and financial contingencies without the need for liquidity in this investment and has the ability to bear the economic risk of this investment and can afford a complete loss of the purchase price; and the Undersigned has no reason to contemplate any change in the Undersigned's financial circumstances.

     E. The Undersigned, through its management and advisors, is familiar with, and has the knowledge and expertise in, financial and business matters to evaluate the merits and the risks involved in the purchase of the Shares.

     F. The representations provided to the Company by the Undersigned are true and correct as of the date hereof and the Undersigned agrees to advise the Company prior to its acceptance of this Subscription of any material change in any of such information.

     G. The Undersigned understands that no governmental agency has approved or disapproved the shares or passed upon or endorsed the merits of the sale or purchase thereof.

     H. The Undersigned, if a corporation, is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation.

     I. The Undersigned has full power, in accordance with law, to execute and perform this Agreement, and such execution and performance does not conflict with any applicable charter or bylaw provision or with any contract to which it is a party or to which it is subject. The Board of Directors of the Undersigned has duly authorized this Agreement, the transactions contemplated herein, and their execution by the Undersigned

  3. Representations and Warranties of Company.  To induce the
Undersigned to subscribe hereunder, the Company does hereby represent as follows:

     A. The Company's Shares to be delivered to Subscriber will constitute, under Nevada corporate law, valid and legally issued Shares of the Company, fully-paid, and non-assessable.

     B. The officers of the Company are duly authorized to execute this Agreement and have taken all action required by law and agreement, its charter and Bylaws, to properly and legally execute this Agreement.

     C. The Company is not involved in any pending litigation, claims or governmental investigation or proceeding not reflected in its financial statements or otherwise disclosed in writing to the Subscriber and there are no lawsuits, claims assessments, investigations, or similar matters, to the best knowledge of management, threatened or contemplated against the Company, its management or properties.

     D. The Company is duly organized, validly existing, and in good standing under the laws of the State of Nevada; it has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in jurisdiction where so required.

     E. Pursuant to its Certificate of Incorporation, as amended, the Company is authorized to issue 50,000,000 shares of Common Stock, par value $.001 per share and 10,000,000 shares Preferred Stock, par value $.001 per share. -0- shares of which are issued and outstanding, fully paid and non-assessable. The Company has no treasury stock. There are no other subscription agreements, options, warrants, or other agreements or commitments obligating the Company to issue any additional shares of its capital stock of any class, or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class. No shareholder of the Company has any right of first refusal or any preemptive rights with respect to the issuance of the Company's capital stock.

     F. The Company has no subsidiaries.

     G. The Company is not a party to any material contract either written or oral.

     H. The Company has in all material respects performed all obligations required to be performed by it in the past and no claim exists for default in any material respect under any agreements, leases, or other documents to which the Company was a party.

     I. The Company has complied in all material respects with all applicable statutes and regulations of any governmental authority having jurisdiction over it or that have been applicable to its business.

     J. The Company has filed in correct form all income tax returns due with respect to all prior years, and all franchise, real and personal property tax returns that are required to be filed, and has paid all taxes as shown on the said returns and all assessments received by it to the extent that such taxes and assessments have become due.
The Federal Internal revenue Service has not examined any income tax returns of the Company.

     K. No loans or other obligations are payable to officers, directors, employees, or stockholders of the Company.

  4. Inspection Rights. It is understood that all documents, records, and books pertaining to this investment have been made available for inspection by the Undersigned and each of the Undersigned's attorney, accountant, and representative, and that they will be available, upon reasonable notice, for inspection during reasonable business hours at the office of the Company.

  5. Indemnification by Subscriber. The Undersigned hereby agrees to indemnify and hold harmless the Company and its officers and directors from and against any and all loss, damage, or liability (including attorney's fees) due to or arising out of a breach of any representation or warranty made by the Undersigned contained in this Subscription Agreement.

  6. Indemnification by Company. The Company agrees that it will indemnify Subscriber against, and will hold it harmless from, any and all demands, claims, actions and liabilities of the Company of every kind and description, absolute and contingent, including, without being limited to, legal costs and counsel fees, in connection with any action, claim or proceeding related to such liabilities, which shall arise or result from any breach of the representations and warranties set forth in paragraph 3 herein.

  7. Governing Law. This Agreement shall be construed in accordance with and governed and interpreted by the laws of the State of Nevada.

  8. Heirs and Assigns. This Agreement and the rights, powers and duties there under, excepts as otherwise set forth herein, shall be binding upon and inure to the benefit of the heirs, executors, administrators, personal representatives, and successors of the parties hereto.

  9. Entire Agreement. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements. This Subscription Agreement may be amended only by a writing executed by all of the parties hereto.

  10. Survival. The representations, warranties and agreements contained herein shall survive delivery of and payment for Shares.

  11. Advice of Counsel. Each of the parties hereby represents that each has read and fully understood each of the provisions as contained herein, and has been afforded an opportunity to review same with his attorney of choice.

  12. Counterparts. This Agreement may be signed in one or more counterparts, which when taken together, shall constitute an agreement.

  IN WITNESS WHEREOF, the undersigned parties have executed this Subscription Agreement this 16th day of, February, 1998.

Company:                                Subscriber:
Micro Interconnect Technology, Inc.
 (a Nevada corporation)


/s/ N. Edward Berg                      /s/ N. Edward Berg
N. Edward Berg Incorporator             N. Edward Berg

                                        Address: 70 Horizon Drive
                                                 Bedford, NH 03110

                                        Tax ID#   ###-##-####